Nutrastar International Inc. Announces Second Quarter 2014 Results

Revenue of $13.0 Million; Gross Margin at 77.3%; Company Maintains Forecasts for 2014 Revenue of Between $47 Million and $50 Million

Harbin, China, August 13, 2014-- Nutrastar International Inc. (OTCQB: NUIN; "Nutrastar" or the "Company"), a leading producer and supplier of premium branded consumer products, including commercially cultivated Cordyceps Militaris (“Cordyceps”), functional health beverages and organic and specialty foods, today announced its results for the three months and six months ended June 30, 2014.

Financial Highlights for the Three Months Ended June 30, 2014

  Net revenue was $13.0 million, representing an increase of $1.13 million or 9.5% from $11.87 million in the comparable 2013 three month period.

  Gross profit was $10.05 million, representing a gross margin of 77.3%.

  Net income was $6.80 million, representing a net margin of 52.2%.

  Basic and diluted EPS were $0.40 and $0.38, respectively, with 16.86 million basic shares and 17.69 million diluted shares outstanding.

Financial Highlights for the Six Months Ended June 30, 2014

  Net revenue was $19.87 million, representing an increase of $0.59 million or 3% from $19.29 million in the comparable 2013 six month period.

  Gross profit was $15.29 million, representing a gross margin of 76.9%.

  Net income was $10.03 million, representing a net margin of 50.4%.

  Basic and diluted EPS were $0.59 and $0.57, respectively, with 16.76 million basic shares and 17.66 million diluted shares outstanding.

Management Commentary

Ms. Lianyun Han, CEO of Nutrastar, commented, “Our entire consumer product portfolio performed in line with expectations in the three month period ended June 30, 2014. Sales of our core premium consumer product Cordyceps came in at an impressive $10.69 million, up 21.5% year-over-year. This included approximately $1.0 million in sales of our new Cordyceps powder solution product, which was initially distributed within our current specialty nutraceuticals stores channels located in Harbin as a part of its testing phase. Sales of our 210ml and 310ml beverage offerings closed at $1.75 million, down 31.0% year-over-year due to the product line realignment to meet the market demand. Organic and specialty foods segment, our third consumer product category, experienced sales growth of 4.1%, contributing $0.56 million to revenues.”

Ms. Han continued, “Overall, we’re delighted with the outcome of the second quarter and first six months of the year – both periods marked by continued strong margins and an overall increase in revenue thanks to continued Cordyceps demand and the introduction of our new soluble, powder solution product. This synergistic soluble on-the-go Cordyceps product we believe has the potential to take Nutrastar to the next level - the international market – which we are extremely excited about. In terms of strategy, we were fortunate to bring on Beijing Meilitianhe Fortune Investment Management Co., Ltd. (“MLTH”) as a strategic investor through a private share transaction in late June. This development not only further diversified management’s holdings, but also aided us in expanding our reach and opportunity in China. MLTH has been instrumental in introducing and helping us secure our first distributor in Hubei for the new Cordyceps powder solution product, and are confident there will be more opportunities like this coming our way.”

“As it stands now, we remain the single largest producer of commercially cultivated Cordyceps Militaris. Continued Cordyceps demand coupled with the introduction of exciting products and a broadening in our geographical reach will facilitate future expansion and allow us to achieve key milestones set forth in our long-term growth plan including extending our market presence well-beyond China. We will keep the public and shareholders apprised of our development progress with these initiatives and in all other areas of our business as we are able to, and encourage any interested party to reach out directly for more information on the Company and our innovative, premium consumer product portfolio,” added Ms. Han.

Outlook for the Year Ending December 31, 2014

Based on management’s current expectations, full year 2014 revenue should fall in the range of $47 million to $50 million, representing an approximate 8% to 15% year-over-year top line growth.

Request for Call with Management

Investors are invited to request a call with Nutrastar’s management team. For those investors who are interested in speaking with management, please contact American Capital Ventures at +1-305-918-7000 to schedule.

For more information regarding Nutrastar’s financial performance during the three and six months ended June 30, 2014, please refer to the Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or about August 13, 2014.

About Nutrastar International Inc.

Nutrastar is a China based leading producer and supplier of premium branded consumer products including commercially cultivated Cordyceps Militaris, functional health beverages as well as specialty and organic foods. Cordyceps Militaris is one of the most highly regarded herbal nutrients in Traditional Chinese Medicine. The Company is headquartered in Harbin, capital of Heilongjiang Province, with 330 employees, including 21 in R&D, and 149 in sales and marketing. The products of Nutrastar are sold throughout China via a sales and distribution network that covers more than 10 provinces. More information may be found at http://www.nutrastarintl.com/ or e-mail: ir@nutrastarintl.com

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Safe Harbor Statement

This news release contains “forward-looking statements” relating to the business of Nutrastar International Inc., its subsidiaries and other affiliate companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Richard Hull
American Capital Ventures
Tel: +1-305-918-7000
Email: rh@amcapventures.com

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013
NET REVENUE	$13,004,562	$11,874,334	$19,871,243	$19,285,470
Cost of goods sold	(2,953,060)	(2,731,416)	(4,581,314)	(4,503,704)
GROSS PROFIT	10,051,502	9,142,918	15,289,929	14,781,766
Selling expenses	(478,832)	(473,793)	(725,895)	(904,256)
General and administrative expenses	(533,618)	(696,752)	(1,206,633)	(1,289,267)
Income from operations	9,039,052	7,972,373	13,357,401	12,588,243
Other income (expenses):
Interest income	97,226	78,748	189,084	162,489
Foreign exchange differences	(1,639)	31,644	(19,728)	26,457
Change in fair value of warrants	-	173	-	173
Total other income	95,587	110,565	169,356	189,119
Income before income taxes	9,134,639	8,082,938	13,526,757	12,777,362
Provision for income taxes	(2,338,917)	(2,120,129)	(3,497,461)	(3,399,869)
NET INCOME	6,795,722	5,962,809	10,029,296	9,377,493
OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	(17,913)	1,389,545	(1,070,742)	1,629,292
COMPREHENSIVE INCOME	$6,777,809	$7,352,354	$8,958,554	$11,006,785
Earnings per share:
Basic	$0.40	$0.37	$0.59	$0.58
Diluted	$0.38	$0.35	$0.57	$0.55
Weighted average number of shares outstanding:
Basic	16,858,667	15,863,826	16,758,599	15,863,826
Diluted	17,694,270	16,993,926	17,657,471	16,993,926

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLARS)

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$112,323,274	$102,599,186
Accounts receivable	93,688	56,922
Inventories	821,897	691,847
Prepayments and other receivables	1,356,424	1,300,012
Total current assets	114,595,283	104,647,967
OTHER ASSETS
Intangible assets, net	853,809	1,107,737
Property, plant and equipment, net	14,843,123	15,481,249

Total assets	$130,292,215	$121,236,953

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Other payables and accruals	$1,030,344	$1,167,957
Taxes payable	2,806,214	2,879,172
Due to a related party	452,668	265,223
Preferred stock dividend payable	604,666	738,903
Total current liabilities	4,893,892	5,051,255
Total liabilities	4,893,892	5,051,255
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value,1,000,000 shares authorized, 77,776 shares and 110,066 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively; aggregate liquidation preference amount:$2,177,728 and $3,081,848, plus accrued but unpaid dividend of $604,666and $738,903, at June 30, 2014 and December 31, 2013, respectively	1,773,772	2,510,183

Common stock, $0.001 par value, 190,000,000 shares authorized, 16,908,541 shares issued and 16,864,986 shares outstanding at June 30, 2014; 16,421,161 shares issued and 16,377,606 shares outstanding at December 31, 2013	16,909	16,422

Additional paid-in capital	21,012,795	19,934,551
Statutory reserves	4,989,036	4,983,935
Treasury stock, at cost, 43,555 shares as of June 30, 2014 and December 31,2013	(78,767)	(78,767)
Retained earnings	90,178,823	80,242,877
Accumulated other comprehensive income	7,505,755	8,576,497
Total stockholders' equity	125,398,323	116,185,698

Total liabilities and stockholders' equity	$130,292,215	$121,236,953

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

		For the Six Months Ended
		June 30,
		2014		2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$	$ 10,029,296	$	$ 9,377,493
Adjustments to reconcile net income to cash provided by operating activities:
Change in fair value of warrants		-		(173)
Consultant restricted stock expense		53,371		-
Depreciation and amortization		743,052		731,128
Share-based compensation expense		66,463		108,613
(Increase) decrease in assets:
Accounts receivable		(37,370)		(8,537)
Inventories		(136,651)		(265,896)
Prepayments and other receivables		(68,381)		885,634
Increase (decrease) in liabilities:
Other payables and accruals		(127,833)		305,355
Advance from related party		179,980		-
Taxes payable		(46,908)		(197,651)
Net cash provided by operating activities		10,655,019		10,935,966

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from/(Repayment to) related party		29,704		(27,009)
Net cash provided by/(used in) financing activities		29,704		(27,009)

Foreign currency translation adjustment		(960,635)		1,412,437

INCREASE IN CASH AND CASH EQUIVALENTS		9,724,088		12,321,394
CASH AND CASH EQUIVALENTS, at the beginning of the period		102,599,186		75,526,533

CASH AND CASH EQUIVALENTS, at the end of the period		$112,323,274	$	$ 87,847,927

NON-CASH TRANSACTIONS
Preferred stock and dividend converted into common stock		$958,897		$-
Preferred stock dividend payable		88,249		112,246
Share-based payment to officers and directors under equity incentive plan		66,463		108,613
Share-based payment – IR warrants		53,371		-
SUPPLEMENTAL DISCLOSURE INFORMATION
Income taxes paid		$3,502,450	$	$ 3,468,821